Exhibit 99.1

Zscaler Appoints Ross Tackett as Chief Revenue Officer
Veteran leader and Head of Worldwide Sales promoted to lead global revenue operations and expand Zscaler platform adoption

SAN JOSE, Calif. — September 24, 2026 — Zscaler, Inc. (NASDAQ: ZS), the cybersecurity platform for the AI era, today announced the appointment of Ross Tackett as the company’s Chief Revenue Officer, effective October 1, 2026. In this role, Tackett will lead Zscaler’s global revenue operations, sales organization, strategic partner ecosystem, and go-to-market execution.
Tackett, who most recently served as Zscaler’s Head of Worldwide Sales, has been with the company for three years and brings more than three decades of technology sales leadership experience and a proven track record of scaling multi-billion-dollar enterprise go-to-market organizations, accelerating international expansion, and building high-performing revenue teams. He previously spent more than a decade in sales leadership roles at ServiceNow, and more than 16 years in sales leadership roles at Dell. Tackett succeeds Mike Rich who is stepping down as CRO for personal reasons. Rich will remain with Zscaler as a strategic advisor through December 31, 2026.
“Ross Tackett brings an exceptional combination of operational discipline, global scale, and customer-first leadership to this important role,” said Jay Chaudhry, CEO, Chairman, and Founder of Zscaler. “Having worked closely with Ross as Head of Worldwide Sales, I have seen firsthand his ability to inspire teams, execute at scale, and drive commercial expansion. His deep domain expertise and international experience throughout his career makes him the ideal leader to guide our global sales organization as enterprises urgently modernize their infrastructure with the Zero Trust Exchange and defend against AI-driven threats. I also want to express my gratitude to Mike Rich for his contributions and leadership, and for staying on to ensure a seamless transition.”
“Zscaler pioneered Zero Trust security and continues to set the benchmark for innovation in the AI era,” said Tackett. “Enterprises worldwide are retiring complex, vulnerable legacy firewall and VPN-based security in favor of Zero Trust architecture, and Zscaler is uniquely positioned as the platform of choice. I look forward to continuing to work closely with Jay, our executive leadership, and our world-class sales organization to scale our global commercial engine and deliver tangible, transformative business outcomes for our customers.”
“Leading Zscaler’s sales organization has been an incredible privilege and I am proud of the milestones our global team has achieved together,” said Rich. “Having partnered side-by-side with Ross, I know our go-to-market team is in outstanding hands. His promotion reflects the strength of our leadership bench, and I look forward to actively supporting him and the company through the end of the year to ensure sustained momentum.”
About Zscaler
Zscaler (NASDAQ: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across 200+ public data centers globally and thousands of private sites at the edge, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Forward-Looking Statements
This press release contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. These forward-looking statements include, but not limited to, statements regarding our leadership transition, plans, beliefs, and expectations, operational continuity,

Exhibit 99.1
market opportunities, and strategic growth trajectories. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995.
There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to, our ability to successfully manage the transition, our ability to maintain key relationships with existing customers and prospects, our ability to retain our existing and hire new go-to-market personnel, and our ability to continue to capitalize on our account centric sales motion. Additional risks and uncertainties are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2026, filed on September 3, 2026, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. Any forward-looking statements in this release are based on the limited information currently available to Zscaler as of the date hereof, which is subject to change, and Zscaler will not necessarily update the information, even if new information becomes available in the future.
Media Contacts
Nick Gonzalez, Director of Public Relations, press@zscaler.com
Investor Relations Contacts
Kim Watkins, SVP, Investor Relations & Strategic Finance, ir@zscaler.com